Exhibit 99.1

Heritage Commerce Corp Earns $12.1 Million for the First Quarter of 2019, an Increase of 38% from the First Quarter of 2018

San Jose, CA — April  25, 2019 —  Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank” or “HBC”), today announced net income was $12.1 million, or $0.28 per average diluted common share,  for the first quarter of 2019, compared to $8.8 million, or $0.23 per average diluted common share, for the first quarter of 2018. Net income was $13.2 million, or $0.30 per average diluted common share, for the fourth quarter of 2018.  All results are unaudited.

“First quarter 2019 earnings were solid, supported by an average net interest margin of 4.38%, sound credit quality, and efficient cost control, resulting in a 17.90% return on average tangible equity and a 1.63% return on average tangible assets,” said Walter Kaczmarek, President and Chief Executive Officer.  “Although total loans are down slightly on a linked quarter basis, reflecting pay offs and maturities, total loans are up 16% from a year ago.  Total deposits grew 9% year-over-year and are up by $2.7 million from the preceding quarter with noninterest-bearing accounts representing 38% of total deposits.”

First Quarter 2019 Highlights (as of, or for the periods ended March 31, 2019, compared to March 31, 2018, and December  31, 2018, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.28 for the first quarter of 2019, compared to $0.23 for the first quarter of 2018, and $0.30 for the fourth quarter of 2018.

♦

The return on average tangible assets was 1.63%, and the return on average tangible equity was 17.90%  for the first quarter of 2019,  compared to 1.31% and 16.30%, respectively, for the first quarter of 2018, and 1.69% and 20.08%, respectively, for the fourth quarter of 2018.

♦

Total noninterest expense for the first quarter of 2019 increased to $17.9 million from $16.9 million for the fourth quarter of 2018, primarily due to higher salaries and employee benefits, consistent with the cyclical nature of these expenses.

♦

Net interest income, before provision for loan losses, increased 18% to $31.0 million for the first quarter of 2019, compared to $26.3 million for the first quarter of 2018, and decreased 6% from $33.1 million for the fourth quarter of 2018.

•

The fully tax equivalent (“FTE”) net interest margin improved by 25 basis points to 4.38%  for the first quarter of 2019, from 4.13% for the first quarter of 2018 ,  primarily due to a higher average balance of loans, the accretion of the loan purchase discount into loan interest income from the Tri-Valley Bank (“Tri-Valley”) and United American Bank (“United American”) acquisitions, and the impact of increases in the prime rate and the rate on overnight funds.  The net interest margin contracted 4 basis points for the first quarter of 2019 from 4.42% for the fourth quarter of 2018, primarily due to lower average balances of Bay View Funding factored receivables and fewer days in the first quarter of 2019.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	March 31, 2019			March 31, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,724,723	$22,854	5.37%	$1,439,962	$18,465	5.20%
Bay View Funding factored receivables	48,502	2,953	24.69%	49,071	3,146	26.00%
Residential mortgages	36,770	251	2.77%	43,517	293	2.73%
Purchased CRE loans	33,344	294	3.58%	37,181	323	3.52%
Loan credit mark / accretion	(6,249)	455	0.11%	(1,142)	57	0.02%
Total loans	$1,837,090	$26,807	5.92%	$1,568,589	$22,284	5.76%

•

The average yield on the total loan portfolio increased to 5.92% for the first quarter of 2019, compared to 5.76% for the first quarter of 2018, primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2019			December 31, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,724,723	$22,854	5.37%	$1,742,614	$23,053	5.25%
Bay View Funding factored receivables	48,502	2,953	24.69%	65,521	4,012	24.29%
Residential mortgages	36,770	251	2.77%	38,148	268	2.79%
Purchased CRE loans	33,344	294	3.58%	34,121	311	3.62%
Loan credit mark / accretion	(6,249)	455	0.11%	(6,783)	720	0.16%
Total loans	$1,837,090	$26,807	5.92%	$1,873,621	$28,364	6.01%

•

The average yield on the total loan portfolio decreased to 5.92% for the first quarter of 2019, compared to 6.01% for the fourth quarter of 2018,  primarily due to a lower average balance of factored receivables at Bay View Funding, a decrease in the accretion of the loan purchase discount into loan interest income from the acquisitions and fewer days in the first quarter of 2019, partially offset by an increase in the prime rate.

•

The total purchase discount on loans from Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $623,000 remains outstanding as of March  31, 2019.  The total purchase discount on loans from Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $2.1 million remains outstanding as of March  31, 2019.    The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $3.3 million remains outstanding as of March  31, 2019.

♦

The cost of total deposits was 0.28% for the first quarter of 2019, compared to 0.16% for the first quarter of 2018 and 0.25% for the fourth quarter of 2018. The increase in the cost of total deposits for the first quarter of 2019 was consistent with the increase in market interest rates.

♦

There was a $1.1 million credit to the provision for loan losses for the first quarter of 2019, compared to a $506,000 provision for loan losses for the first quarter of 2018, and a $142,000 provision for loan losses for the fourth quarter of 2018.

♦

Total noninterest income increased 12% to $2.5 million for the first quarter of 2019, compared to $2.2 million for the first quarter of 2018, primarily due to higher service charges and fees on deposit accounts and higher termination fees at Bay View Funding included in other noninterest income,  partially offset by lower gain on sales of Small Business Administration (“SBA”) loans and no gain on sales of securities in the first quarter of 2019.  Noninterest income increased to $2.5 million at March 31, 2019  from $2.4 million for the fourth quarter of 2018.

♦

Total noninterest expense for the first quarter of 2019 increased to  $17.9 million, compared to $16.0 million for the first quarter of 2018, primarily due to higher salaries and employee benefits as a result of annual salary increases, and additional employees and operating costs of the Tri-Valley and United American acquisitions, partially offset by costs related to the merger transactions of $615,000 incurred in the first quarter of 2018.   Total noninterest expense for the first quarter of 2019 increased from $16.9 million for the fourth quarter of 2018, primarily due to higher salaries and employee benefits, consistent with the cyclical nature of these expenses.

•	Full time equivalent employees were 309 at March 31, 2019, 271 at March 31, 2018, and 302 at December 31, 2018.

♦	The efficiency ratio for the first quarter of 2019 was 53.47%, compared to 56.02% for the first quarter of 2018, and 47.78% for the fourth quarter of 2018.

♦

Income tax expense for the first quarter of 2019 was $4.5 million, compared to income tax expense of $3.2 million for the first quarter of 2018, and an income tax expense of $5.1 million for the fourth quarter of 2018.  The effective tax rate for the first quarter of 2019 was 27.1%, compared to 26.9% for the first quarter of 2018, and 28.0% for the fourth quarter of 2018.

•

The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦

Total assets increased 12% to $3.12 billion at March 31, 2019, compared to $2.79 billion at March 31, 2018, primarily due to the Tri-Valley and United American acquisitions.  As of March 31, 2019,  Tri-Valley added $103.5 million in loans and $74.5 million in deposits.  As of March 31, 2019,  United American added $174.3 million in loans and $219.1 million in deposits.  Total assets increased 1% from $3.10 billion at December 31, 2018.

♦

Securities available-for-sale, at fair value, totaled $452.5 million at March 31, 2019, compared to $344.8 million at March 31, 2018, and $459.0 million at December 31, 2018.  At March 31, 2019, the Company’s securities available-for-sale portfolio comprised $295.6 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), $149.5 million of U.S. Treasury, and $7.4 million of U.S. Government sponsored entities debt securities. The pre-tax unrealized loss on securities available-for-sale at March 31, 2019 was ($2.9) million, compared to a pre-tax unrealized loss on securities available-for-sale of ($9.5) million at March 31, 2018, and a pre-tax unrealized loss on securities available-for-sale of ($7.7) million at December 31, 2018.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

♦

At March 31, 2019, securities held-to-maturity, at amortized cost, totaled $367.0 million, compared to $395.3 million at March 31, 2018, and $377.2 million at December 31, 2018.  At March 31, 2019, the Company’s securities held-to-maturity portfolio comprised $281.1 million of agency mortgage-backed securities, and $85.9 million of tax-exempt municipal bonds.

♦

The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	March 31, 2019		December 31, 2018		March 31, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$559,718	30%	$597,763	32%	$572,790	36%
Real estate:
CRE	1,012,641	55%	994,067	52%	775,547	49%
Land and construction	98,222	5%	122,358	6%	113,470	7%
Home equity	118,448	6%	109,112	6%	76,087	4%
Residential mortgages	49,786	3%	50,979	3%	42,868	3%
Consumer	9,690	1%	12,453	1%	10,958	1%
Total Loans	1,848,505	100%	1,886,732	100%	1,591,720	100%
Deferred loan fees, net	(187)	—	(327)	—	(519)	—
Loans, net of deferred fees	$1,848,318	100%	$1,886,405	100%	$1,591,201	100%

•

Loans, excluding loans held-for-sale, increased $257.1 million, or 16%, to $1.85 billion at March 31, 2019, compared to $1.59 billion at March 31, 2018, which included $174.3 million in loans from United American and $103.5 million in loans from Tri-Valley, partially offset by a decrease of $6.4 million in purchased residential mortgage loans, a decrease of $4.7 million of purchased commercial real estate (“CRE”) loans, and a decrease of $9.6 million in the Company’s legacy portfolio. Loans, excluding loans held-for-sale, decreased  (2%) to $1.85 billion at March 31, 2019, compared to $1.89 billion December 31, 2018, primarily due to payoffs in the commercial land and construction loan portfolios.

•

The commercial loan portfolio decreased $13.1 million to $559.7 million at March 31, 2019 from $572.8 million at March 31, 2018,  primarily due to a decrease of $23.4 million, or (4%), in the Company’s legacy portfolio, partially offset by $7.9 million of loans added from United American and $2.4 million of loans added from Tri-Valley.  The commercial loan portfolio decreased $38.1 million, or (6%), from $597.8 million at December 31, 2018.  C&I line usage was 37% at March 31, 2019, compared to 36% at both March 31, 2018 and December 31, 2018.

•

The CRE loan portfolio increased $237.1 million, or 31%, to $1.01 billion at March 31, 2019, compared to $775.5 million at March  31, 2018, which included $123.6 million of loans added from United American and  $89.7 million of loans added from Tri-Valley, and an increase of $28.5 million, or 4%, in the Company’s legacy portfolio, partially offset by a decrease of $4.7 million in purchased CRE loans.  The CRE loan portfolio increased $18.6 million, or 2%, from $994.1 million at December  31, 2018.  At March 31, 2019,  39% of the CRE loan portfolio was secured by owner-occupied real estate.

•

Land and construction loans decreased $15.3 million, or (13%), to $98.2 million at March 31, 2019 from to $113.5 million at March 31, 2018. Land and construction loans decreased $24.1 million, or (20%), from $122.3 million at December 31, 2018.

•

Home equity lines of credit increased $42.3 million, or 56%, to $118.4 million at March 31, 2019, compared to $76.1 million at March 31, 2018, which included $27.5 million of loans added from United American and $11.4 million of loans added from Tri-Valley, and an increase of $3.4 million, or 5%, in the Company’s legacy portfolio. Home equity lines of credit increased $9.3 million, or 9%, from $109.1 million at December 31, 2018.

•

Residential mortgage loans increased $6.9 million, or 16%, to $49.8 million at March 31, 2019, compared to $42.9 million at March 31, 2018, primarily due to $13.3 million of loans added from United American, partially offset by a  $6.4 million decrease in purchased residential mortgage loans.  Residential mortgage loans decreased to $49.8 million from $51.0 million at December 31, 2018.

♦	The following table summarizes the allowance for loan losses (“ALLL”) for the periods indicated:

	For the Quarter Ended
ALLOWANCE FOR LOAN LOSSES	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2019	2018	2018
Balance at beginning of period	$27,848	$27,426	$19,658
Charge-offs during the period	(226)	(166)	(245)
Recoveries during the period	757	446	220
Net recoveries (charge-offs) during the period	531	280	(25)
Provision (credit) for loan losses during the period	(1,061)	142	506
Balance at end of period	$27,318	$27,848	$20,139

Total loans, net of deferred fees	$1,848,318	$1,886,405	$1,591,201
Total nonperforming loans	$17,315	$14,887	$3,795
Allowance for loan losses to total loans	1.48%	1.48%	1.27%
Allowance for loan losses to total nonperforming loans	157.77%	187.06%	530.67%

•

The ALLL was 1.48% of total loans at March  31, 2019, compared to 1.27% at March 31, 2018, and 1.48% at December 31, 2018.  The ALLL to total nonperforming loans decreased to 157.77% at March  31, 2019, compared to 530.67% at March 31, 2018, and  187.06% at December  31, 2018.

•	Net recoveries totaled $531,000 for the first quarter of 2019, compared to net charge-offs of $25,000 for the first quarter of 2018, and net recoveries of $280,000 for the fourth quarter of 2018.

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	March 31, 2019		December 31, 2018		March 31, 2018
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$6,633	38%	$8,062	54%	$2,291	60%
CRE loans	8,442	49%	5,094	34%	501	13%
Restructured and loans over 90 days past due and still accruing	1,357	8%	1,188	8%	158	4%
SBA loans	570	3%	217	2%	481	13%
Home equity and consumer loans	313	2%	326	2%	364	10%
Total nonperforming assets	$17,315	100%	$14,887	100%	$3,795	100%

•

NPAs totaled  $17.3 million, or 0.56% of total assets, at March 31, 2019, compared to $3.8 million, or 0.14% of total assets, at March 31, 2018, and $14.9 million, or 0.48% of total assets, at December 31, 2018.  The increase in NPAs at March 31, 2019 from March 31, 2018, was primarily due to two lending relationships.

•

A large lending relationship was placed on nonaccrual during the second quarter of 2018.  At March 31, 2019, the recorded investment of this lending relationship was $10.8 million, and the Company had a $5.9 million specific loan loss reserve allocated for this lending relationship, compared to a recorded investment of $12.0 million, and a $6.7 million specific loan loss reserve allocated for this lending relationship at December 31, 2018.

•

In addition, the Company has two secured CRE loans outstanding to entities affiliated with DC Solar Solutions, Inc. (“DC Solar”), which were placed on nonaccrual during the first quarter of 2019.  In February, 2019, DC Solar and a number of its affiliates, including each of the borrowers of the loans, filed a Chapter 11 petition under the Bankruptcy Code, which was subsequently converted to a Chapter 7 proceeding on March 22, 2019.  At March 31, 2019, the recorded investment of these two CRE loans totaled $3.3 million.

•	There were no foreclosed assets at March 31, 2019, March 31, 2018, or December 31, 2018.

•

Classified assets were $25.2 million, or 0.81% of total assets, at March 31, 2019, compared to $30.8 million, or 1.10% of total assets, at March 31, 2018, and $23.4 million, 0.76% of total assets, at December 31, 2018.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	March 31, 2019		December 31, 2018		March 31, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,016,770	38%	$1,021,582	39%	$975,846	40%
Demand, interest-bearing	704,996	27%	702,000	27%	621,402	26%
Savings and money market	759,306	29%	754,277	28%	688,217	28%
Time deposits — under $250	56,385	2%	58,661	2%	49,861	2%
Time deposits — $250 and over	90,042	3%	86,114	3%	71,446	3%
CDARS — interest-bearing demand,
money market and time deposits	12,745	1%	14,898	1%	15,420	1%
Total deposits	$2,640,244	100%	$2,637,532	100%	$2,422,192	100%

•

Total deposits increased $218.1 million, or 9%, to $2.64 billion at March 31, 2019, compared to $2.42 billion at March 31, 2018, which included $219.1 million in deposits from United American, $74.5 million in deposits from Tri-Valley, partially offset by a decrease of $75.5 million, or (3%) in the Company’s legacy deposits.  Total deposits remained relatively flat from $2.64 billion at December 31, 2018.

•

Deposits, excluding all time deposits and CDARS deposits, increased $195.6 million, or  9%, to $2.48 billion at March  31, 2019, compared to $2.29 billion at March  31, 2018, which included $199.5 million of deposits added from United American, $68.1 million of deposits added from Tri-Valley, partially offset by a decrease of $72.0 million, or (3%), in the Company’s legacy deposits.  Deposits, excluding all time deposits and CDARS deposits, at March  31, 2019 remained relatively flat compared to $2.48 billion at December 31, 2018.

•

Time deposits of $250,000 and over increased $18.6 million, or 26% to $90.0 million at March 31, 2019, compared to $71.4 million at March  31, 2018, which included $9.1 million of deposits added from United American and $2.5 million of deposits added from Tri-Valley, and an increase of $7.0 million, or 10%, in the Company’s legacy deposits.  Time deposits of $250,000 and over at March 31, 2019 increased $3.9 million, or 5%, compared to $86.1 million at December 31, 2018.

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March  31, 2019, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	15.6%	14.6%	10.0%	10.5%
Tier 1 Risk-Based	12.6%	13.4%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	12.6%	13.4%	6.5%	7.0%
Leverage	9.5%	10.1%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2019	2018	2018
Unrealized loss on securities available-for-sale	$(2,010)	$(5,412)	$(6,764)
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	325	343	365
Split dollar insurance contracts liability	(3,746)	(3,722)	(3,707)
Supplemental executive retirement plan liability	(3,963)	(3,995)	(5,521)
Unrealized gain on interest-only strip from SBA loans	407	405	671
Total accumulated other comprehensive loss	$(8,987)	$(12,381)	$(14,956)

♦

Tangible equity increased to $283.3 million at March  31, 2019, compared to $220.0 million at March 31, 2018, primarily due to the Tri-Valley and United American acquisitions.  Tangible equity was $271.7 million at December 31, 2018.  Tangible book value per share was $6.54 at March 31, 2019, compared to $5.75 at March 31, 2018, and $6.28 at December 31, 2018.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Redwood City, San Jose, San Mateo,  Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where are borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (12) increased capital requirements  for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit,  and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) the potential increase in reserves and allowance for loan loss as a result of the transition to the current expected credit loss standard (“CECL”) established by the Financial Accounting Standards Board to account for expected credit losses; (18) possible impairment of our goodwill and other intangible assets; (19) possible  adjustment of the valuation of our deferred tax assets; (20) expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, deposit attrition, customer loss; (21) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (22) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (23) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (24) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities , accounting and tax matters; (25) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (26) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (27) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (28) availability of and competition for acquisition opportunities; (29) risks resulting from domestic terrorism; (30) risks of natural disasters (including earthquakes) and other events beyond our control; and (31) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
Interest income	$33,449	$35,378	$27,877	(5)%	20%
Interest expense	2,407	2,318	1,529	4%	57%
Net interest income before provision
for loan losses	31,042	33,060	26,348	(6)%	18%
Provision (credit) for loan losses	(1,061)	142	506	847%	310%
Net interest income after provision
for loan losses	32,103	32,918	25,842	(2)%	24%
Noninterest income:
Service charges and fees on deposit accounts	1,161	1,132	902	3%	29%
Increase in cash surrender value of
life insurance	330	229	363	44%	(9)%
Servicing income	191	176	181	9%	6%
Gain on sales of SBA loans	139	147	235	(5)%	(41)%
Gain on sales of securities	—	—	87	N/A	(100)%
Other	647	709	427	(9)%	52%
Total noninterest income	2,468	2,393	2,195	3%	12%
Noninterest expense:
Salaries and employee benefits	10,770	9,699	9,777	11%	10%
Occupancy and equipment	1,506	1,484	1,106	1%	36%
Professional fees	818	853	684	(4)%	20%
Other	4,824	4,905	4,423	(2)%	9%
Total noninterest expense	17,918	16,941	15,990	6%	12%
Income before income taxes	16,653	18,370	12,047	(9)%	38%
Income tax expense	4,507	5,138	3,238	(12)%	39%
Net income	$12,146	$13,232	$8,809	(8)%	38%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.28	$0.31	$0.23	(10)%	22%
Diluted earnings per share	$0.28	$0.30	$0.23	(7)%	22%
Weighted average shares outstanding - basic	43,108,208	43,079,470	38,240,495	0%	13%
Weighted average shares outstanding - diluted	43,670,341	43,691,222	38,814,722	0%	13%
Common shares outstanding at period-end	43,323,753	43,288,750	38,269,789	0%	13%
Dividend per share	$0.12	$0.11	$0.11	9%	9%
Book value per share	$8.74	$8.49	$7.08	3%	23%
Tangible book value per share	$6.54	$6.28	$5.75	4%	14%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	13.28%	14.68%	13.22%	(10)%	0%
Annualized return on average tangible equity	17.90%	20.08%	16.30%	(11)%	10%
Annualized return on average assets	1.58%	1.64%	1.29%	(4)%	22%
Annualized return on average tangible assets	1.63%	1.69%	1.31%	(4)%	24%
Net interest margin (fully tax equivalent)	4.38%	4.42%	4.13%	(1)%	6%
Efficiency ratio	53.47%	47.78%	56.02%	12%	(5)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,109,583	$3,208,177	$2,768,318	(3)%	12%
Average tangible assets	$3,014,029	$3,112,065	$2,717,152	(3)%	11%
Average earning assets	$2,885,591	$2,980,207	$2,598,954	(3)%	11%
Average loans held-for-sale	$3,125	$5,435	$3,246	(43)%	(4)%
Average total loans	$1,833,965	$1,868,186	$1,565,343	(2)%	17%
Average deposits	$2,637,308	$2,752,120	$2,404,327	(4)%	10%
Average demand deposits - noninterest-bearing	$1,024,142	$1,107,813	$945,848	(8)%	8%
Average interest-bearing deposits	$1,613,166	$1,644,307	$1,458,479	(2)%	11%
Average interest-bearing liabilities	$1,652,658	$1,683,790	$1,497,717	(2)%	10%
Average equity	$370,792	$357,505	$270,339	4%	37%
Average tangible equity	$275,238	$261,393	$219,173	5%	26%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
Interest income	$33,449	$35,378	$34,610	$31,980	$27,877
Interest expense	2,407	2,318	2,159	1,816	1,529
Net interest income before provision
for loan losses	31,042	33,060	32,451	30,164	26,348
Provision (credit) for loan losses	(1,061)	142	(425)	7,198	506
Net interest income after provision
for loan losses	32,103	32,918	32,876	22,966	25,842
Noninterest income:
Service charges and fees on deposit accounts	1,161	1,132	1,107	972	902
Increase in cash surrender value of
life insurance	330	229	216	237	363
Servicing income	191	176	163	189	181
Gain on sales of SBA loans	139	147	236	80	235
Gain on sales of securities	—	—	—	179	87
Other	647	709	484	1,123	427
Total noninterest income	2,468	2,393	2,206	2,780	2,195
Noninterest expense:
Salaries and employee benefits	10,770	9,699	10,719	14,806	9,777
Occupancy and equipment	1,506	1,484	1,559	1,262	1,106
Professional fees	818	853	721	(289)	684
Other	4,824	4,905	4,729	9,083	4,423
Total noninterest expense	17,918	16,941	17,728	24,862	15,990
Income before income taxes	16,653	18,370	17,354	884	12,047
Income tax expense (benefit)	4,507	5,138	4,979	(31)	3,238
Net income	$12,146	$13,232	$12,375	$915	$8,809

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.28	$0.31	$0.29	$0.02	$0.23
Diluted earnings per share	$0.28	$0.30	$0.28	$0.02	$0.23
Weighted average shares outstanding - basic	43,108,208	43,079,470	43,230,016	41,925,616	38,240,495
Weighted average shares outstanding - diluted	43,670,341	43,691,222	43,731,370	42,508,674	38,814,722
Common shares outstanding at period-end	43,323,753	43,288,750	43,271,676	43,222,184	38,269,789
Dividend per share	$0.12	$0.11	$0.11	$0.11	$0.11
Book value per share	$8.74	$8.49	$8.17	$8.01	$7.08
Tangible book value per share	$6.54	$6.28	$5.94	$5.77	$5.75

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	13.28%	14.68%	14.03%	1.11%	13.22%
Annualized return on average tangible equity	17.90%	20.08%	19.36%	1.49%	16.30%
Annualized return on average assets	1.58%	1.64%	1.54%	0.12%	1.29%
Annualized return on average tangible assets	1.63%	1.69%	1.59%	0.12%	1.31%
Net interest margin (fully tax equivalent)	4.38%	4.42%	4.36%	4.30%	4.13%
Efficiency ratio	53.47%	47.78%	51.15%	75.47%	56.02%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,109,583	$3,208,177	$3,193,139	$3,046,566	$2,768,318
Average tangible assets	$3,014,029	$3,112,065	$3,096,703	$2,961,335	$2,717,152
Average earning assets	$2,885,591	$2,980,207	$2,965,926	$2,826,786	$2,598,954
Average loans held-for-sale	$3,125	$5,435	$7,076	$3,410	$3,246
Average total loans	$1,833,965	$1,868,186	$1,911,715	$1,835,001	$1,565,343
Average deposits	$2,637,308	$2,752,120	$2,749,026	$2,622,580	$2,404,327
Average demand deposits - noninterest-bearing	$1,024,142	$1,107,813	$1,071,638	$991,902	$945,848
Average interest-bearing deposits	$1,613,166	$1,644,307	$1,677,388	$1,630,678	$1,458,479
Average interest-bearing liabilities	$1,652,658	$1,683,790	$1,716,813	$1,670,033	$1,497,717
Average equity	$370,792	$357,505	$349,971	$331,210	$270,339
Average tangible equity	$275,238	$261,393	$253,535	$245,979	$219,173

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$38,699	$30,273	$30,454	28%	27%
Other investments and interest-bearing deposits
in other financial institutions	196,278	134,295	271,535	46%	(28)%
Securities available-for-sale, at fair value	452,521	459,043	344,766	(1)%	31%
Securities held-to-maturity, at amortized cost	367,023	377,198	395,274	(3)%	(7)%
Loans held-for-sale - SBA, including deferred costs	3,216	2,649	2,859	21%	12%
Loans:
Commercial	559,718	597,763	572,790	(6)%	(2)%
Real estate:
CRE	1,012,641	994,067	775,547	2%	31%
Land and construction	98,222	122,358	113,470	(20)%	(13)%
Home equity	118,448	109,112	76,087	9%	56%
Residential mortgages	49,786	50,979	42,868	(2)%	16%
Consumer	9,690	12,453	10,958	(22)%	(12)%
Loans	1,848,505	1,886,732	1,591,720	(2)%	16%
Deferred loan fees, net	(187)	(327)	(519)	(43)%	(64)%
Total loans, net of deferred fees	1,848,318	1,886,405	1,591,201	(2)%	16%
Allowance for loan losses	(27,318)	(27,848)	(20,139)	(2)%	36%
Loans, net	1,821,000	1,858,557	1,571,062	(2)%	16%
Company-owned life insurance	62,189	61,859	61,177	1%	2%
Premises and equipment, net	6,998	7,137	7,203	(2)%	(3)%
Goodwill	83,753	83,753	45,664	0%	83%
Other intangible assets	11,454	12,007	5,348	(5)%	114%
Accrued interest receivable and other assets	72,746	69,791	50,206	4%	45%
Total assets	$3,115,877	$3,096,562	$2,785,548	1%	12%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,016,770	$1,021,582	$975,846	0%	4%
Demand, interest-bearing	704,996	702,000	621,402	0%	13%
Savings and money market	759,306	754,277	688,217	1%	10%
Time deposits-under $250	56,385	58,661	49,861	(4)%	13%
Time deposits-$250 and over	90,042	86,114	71,446	5%	26%
CDARS - money market and time deposits	12,745	14,898	15,420	(14)%	(17)%
Total deposits	2,640,244	2,637,532	2,422,192	0%	9%
Subordinated debt, net of issuance costs	39,414	39,369	39,229	0%	0%
Accrued interest payable and other liabilities	57,703	52,195	53,136	11%	9%
Total liabilities	2,737,361	2,729,096	2,514,557	0%	9%

Shareholders’ Equity:
Common stock	301,550	300,844	219,208	0%	38%
Retained earnings	85,953	79,003	66,739	9%	29%
Accumulated other comprehensive loss	(8,987)	(12,381)	(14,956)	27%	40%
Total Shareholders' Equity	378,516	367,466	270,991	3%	40%
Total liabilities and shareholders’ equity	$3,115,877	$3,096,562	$2,785,548	1%	12%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$38,699	$30,273	$40,831	$46,340	$30,454
Other investments and interest-bearing deposits
in other financial institutions	196,278	134,295	340,198	177,448	271,535
Securities available-for-sale, at fair value	452,521	459,043	319,071	335,923	344,766
Securities held-to-maturity, at amortized cost	367,023	377,198	375,732	388,603	395,274
Loans held-for-sale - SBA, including deferred costs	3,216	2,649	6,344	5,745	2,859
Loans:
Commercial	559,718	597,763	600,594	609,468	572,790
Real estate:
CRE	1,012,641	994,067	988,491	1,030,884	775,547
Land and construction	98,222	122,358	131,548	128,891	113,470
Home equity	118,448	109,112	116,657	121,278	76,087
Residential mortgages	49,786	50,979	52,441	54,367	42,868
Consumer	9,690	12,453	9,932	12,060	10,958
Loans	1,848,505	1,886,732	1,899,663	1,956,948	1,591,720
Deferred loan fees, net	(187)	(327)	(276)	(315)	(519)
Total loans, net of deferred fees	1,848,318	1,886,405	1,899,387	1,956,633	1,591,201
Allowance for loan losses	(27,318)	(27,848)	(27,426)	(26,664)	(20,139)
Loans, net	1,821,000	1,858,557	1,871,961	1,929,969	1,571,062
Company-owned life insurance	62,189	61,859	61,630	61,414	61,177
Premises and equipment, net	6,998	7,137	7,246	7,355	7,203
Goodwill	83,753	83,753	83,752	84,417	45,664
Other intangible assets	11,454	12,007	12,614	12,293	5,348
Accrued interest receivable and other assets	72,746	69,791	73,531	73,700	50,206
Total assets	$3,115,877	$3,096,562	$3,192,910	$3,123,207	$2,785,548

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,016,770	$1,021,582	$1,081,846	$1,002,053	$975,846
Demand, interest-bearing	704,996	702,000	670,624	683,805	621,402
Savings and money market	759,306	754,277	828,297	827,304	688,217
Time deposits-under $250	56,385	58,661	68,194	72,030	49,861
Time deposits-$250 and over	90,042	86,114	84,763	81,379	71,446
CDARS - money market and time deposits	12,745	14,898	11,575	17,048	15,420
Total deposits	2,640,244	2,637,532	2,745,299	2,683,619	2,422,192
Subordinated debt, net of issuance costs	39,414	39,369	39,322	39,275	39,229
Accrued interest payable and other liabilities	57,703	52,195	54,723	54,044	53,136
Total liabilities	2,737,361	2,729,096	2,839,344	2,776,938	2,514,557

Shareholders’ Equity:
Common stock	301,550	300,844	300,208	299,224	219,208
Retained earnings	85,953	79,003	70,531	62,911	66,739
Accumulated other comprehensive loss	(8,987)	(12,381)	(17,173)	(15,866)	(14,956)
Total Shareholders' Equity	378,516	367,466	353,566	346,269	270,991
Total liabilities and shareholders’ equity	$3,115,877	$3,096,562	$3,192,910	$3,123,207	$2,785,548

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
Nonaccrual loans - held-for-investment	$15,958	$13,699	$3,637	16%	339%
Restructured and loans over 90 days past due
and still accruing	1,357	1,188	158	14%	759%
Total nonperforming loans	17,315	14,887	3,795	16%	356%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$17,315	$14,887	$3,795	16%	356%
Other restructured loans still accruing	$201	$253	$241	(21)%	(17)%
Net charge-offs (recoveries) during the quarter	$(531)	$(280)	$25	(90)%	(2224)%
Provision (credit) for loan losses during the quarter	$(1,061)	$142	$506	(847)%	(310)%
Allowance for loan losses	$27,318	$27,848	$20,139	(2)%	36%
Classified assets	$25,176	$23,409	$30,763	8%	(18)%
Allowance for loan losses to total loans	1.48%	1.48%	1.27%	0%	17%
Allowance for loan losses to total nonperforming loans	157.77%	187.06%	530.67%	(16)%	(70)%
Nonperforming assets to total assets	0.56%	0.48%	0.14%	17%	300%
Nonperforming loans to total loans	0.94%	0.79%	0.24%	19%	292%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	8%	12%	0%	(33)%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	8%	7%	11%	14%	(27)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$283,309	$271,706	$219,979	4%	29%
Shareholders’ equity / total assets	12.15%	11.87%	9.73%	2%	25%
Tangible common equity / tangible assets (2)	9.38%	9.05%	8.04%	4%	17%
Loan to deposit ratio	70.01%	71.52%	65.69%	(2)%	7%
Noninterest-bearing deposits / total deposits	38.51%	38.73%	40.29%	(1)%	(4)%
Total risk-based capital ratio	15.6%	15.0%	14.7%	4%	6%
Tier 1 risk-based capital ratio	12.6%	12.0%	11.7%	5%	8%
Common Equity Tier 1 risk-based capital ratio	12.6%	12.0%	11.7%	5%	8%
Leverage ratio	9.5%	8.9%	8.6%	7%	10%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.6%	14.0%	13.5%	4%	8%
Tier 1 risk-based capital ratio	13.4%	12.8%	12.5%	5%	7%
Common Equity Tier 1 risk-based capital ratio	13.4%	12.8%	12.5%	5%	7%
Leverage ratio	10.1%	9.4%	9.1%	7%	11%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2019	2018	2018	2018	2018
Nonaccrual loans - held-for-investment	$15,958	$13,699	$23,342	$26,034	$3,637
Restructured and loans over 90 days past due
and still accruing	1,357	1,188	1,373	511	158
Total nonperforming loans	17,315	14,887	24,715	26,545	3,795
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$17,315	$14,887	$24,715	$26,545	$3,795
Other restructured loans still accruing	$201	$253	$334	$265	$241
Net charge-offs (recoveries) during the quarter	$(531)	$(280)	$(1,187)	$673	$25
Provision (credit) for loan losses during the quarter	$(1,061)	$142	$(425)	$7,198	$506
Allowance for loan losses	$27,318	$27,848	$27,426	$26,664	$20,139
Classified assets	$25,176	$23,409	$30,546	$32,264	$30,763
Allowance for loan losses to total loans	1.48%	1.48%	1.44%	1.36%	1.27%
Allowance for loan losses to total nonperforming loans	157.77%	187.06%	110.97%	100.45%	530.67%
Nonperforming assets to total assets	0.56%	0.48%	0.77%	0.85%	0.14%
Nonperforming loans to total loans	0.94%	0.79%	1.30%	1.36%	0.24%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	8%	10%	11%	12%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	8%	7%	10%	11%	11%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$283,309	$271,706	$257,200	$249,559	$219,979
Shareholders’ equity / total assets	12.15%	11.87%	11.07%	11.09%	9.73%
Tangible common equity / tangible assets (2)	9.38%	9.05%	8.31%	8.25%	8.04%
Loan to deposit ratio	70.01%	71.52%	69.19%	72.91%	65.69%
Noninterest-bearing deposits / total deposits	38.51%	38.73%	39.41%	37.34%	40.29%
Total risk-based capital ratio	15.6%	15.0%	14.4%	13.5%	14.7%
Tier 1 risk-based capital ratio	12.6%	12.0%	11.5%	10.7%	11.7%
Common Equity Tier 1 risk-based capital ratio	12.6%	12.0%	11.5%	10.7%	11.7%
Leverage ratio	9.5%	8.9%	8.6%	8.7%	8.6%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.6%	14.0%	13.4%	12.5%	13.5%
Tier 1 risk-based capital ratio	13.4%	12.8%	12.2%	11.4%	12.5%
Common Equity Tier 1 risk-based capital ratio	13.4%	12.8%	12.2%	11.4%	12.5%
Leverage ratio	10.1%	9.4%	9.1%	9.3%	9.1%

(1)  Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	March 31, 2019			March 31, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,837,090	$26,807	5.92%	$1,568,589	$22,284	5.76%
Securities - taxable	741,288	4,509	2.47%	695,003	3,862	2.25%
Securities - exempt from Federal tax (3)	85,943	694	3.27%	88,470	709	3.25%
Other investments and interest-bearing deposits
in other financial institutions	221,270	1,585	2.91%	246,892	1,171	1.92%
Total interest earning assets (3)	2,885,591	33,595	4.72%	2,598,954	28,026	4.37%
Cash and due from banks	37,207			33,943
Premises and equipment, net	7,090			7,303
Goodwill and other intangible assets	95,554			51,166
Other assets	84,141			76,952
Total assets	$3,109,583			$2,768,318

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,024,142			$945,848

Demand, interest-bearing	701,702	618	0.36%	608,523	302	0.20%
Savings and money market	751,191	907	0.49%	689,257	444	0.26%
Time deposits - under $100	20,380	21	0.42%	17,288	12	0.28%
Time deposits - $100 and over	126,571	288	0.92%	126,951	198	0.63%
CDARS - money market and time deposits	13,322	2	0.06%	16,460	2	0.05%
Total interest-bearing deposits	1,613,166	1,836	0.46%	1,458,479	958	0.27%
Total deposits	2,637,308	1,836	0.28%	2,404,327	958	0.16%

Subordinated debt, net of issuance costs	39,386	571	5.88%	39,199	571	5.91%
Short-term borrowings	106	—	0.00%	39	—	0.00%
Total interest-bearing liabilities	1,652,658	2,407	0.59%	1,497,717	1,529	0.41%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,676,800	2,407	0.36%	2,443,565	1,529	0.25%
Other liabilities	61,991			54,414
Total liabilities	2,738,791			2,497,979
Shareholders’ equity	370,792			270,339
Total liabilities and shareholders’ equity	$3,109,583			$2,768,318

Net interest income (3) / margin		31,188	4.38%		26,497	4.13%
Less tax equivalent adjustment (3)		(146)			(149)
Net interest income		$31,042			$26,348

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $91,000 for the first quarter of 2019, compared to $217,000 for the first quarter of 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2019			December 31, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,837,090	$26,807	5.92%	$1,873,621	$28,364	6.01%
Securities - taxable	741,288	4,509	2.47%	692,903	4,099	2.35%
Securities - exempt from Federal tax (3)	85,943	694	3.27%	86,597	697	3.19%
Other investments and interest-bearing deposits
in other financial institutions	221,270	1,585	2.91%	327,086	2,365	2.87%
Total interest earning assets (3)	2,885,591	33,595	4.72%	2,980,207	35,525	4.73%
Cash and due from banks	37,207			40,963
Premises and equipment, net	7,090			7,201
Goodwill and other intangible assets	95,554			96,112
Other assets	84,141			83,694
Total assets	$3,109,583			$3,208,177

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,024,142			$1,107,813

Demand, interest-bearing	701,702	618	0.36%	678,983	566	0.33%
Savings and money market	751,191	907	0.49%	802,384	878	0.43%
Time deposits - under $100	20,380	21	0.42%	21,787	22	0.40%
Time deposits - $100 and over	126,571	288	0.92%	127,911	266	0.83%
CDARS - money market and time deposits	13,322	2	0.06%	13,242	2	0.06%
Total interest-bearing deposits	1,613,166	1,836	0.46%	1,644,307	1,734	0.42%
Total deposits	2,637,308	1,836	0.28%	2,752,120	1,734	0.25%

Subordinated debt, net of issuance costs	39,386	571	5.88%	39,341	583	5.88%
Short-term borrowings	106	—	0.00%	142	1	2.79%
Total interest-bearing liabilities	1,652,658	2,407	0.59%	1,683,790	2,318	0.55%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,676,800	2,407	0.36%	2,791,603	2,318	0.33%
Other liabilities	61,991			59,069
Total liabilities	2,738,791			2,850,672
Shareholders’ equity	370,792			357,505
Total liabilities and shareholders’ equity	$3,109,583			$3,208,177

Net interest income (3) / margin		31,188	4.38%		33,207	4.42%
Less tax equivalent adjustment (3)		(146)			(147)
Net interest income		$31,042			$33,060

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $91,000 for the first quarter of 2019, compared to $53,000 for the fourth quarter of 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.